Exhibit 10.65

EXHIBIT “A”

SECURED CONVERTIBLE PROMISSORY NOTE
Issue Date: February 2, 2012	CAD $50,000.00

FOR VALUE RECEIVED, CORONUS SOLAR INC. (the “Company”) hereby promises to pay to the order of Russell Adair, or his successors or assigns (the “Holder”) the principal sum of Fifty Thousand Canadian Dollars (CAD $50,000.00) in same day funds on or before 365 calendar days from the Issue Date (the “Maturity Date”), unless this Secured Convertible Promissory Note (this “Note”) is earlier converted pursuant to Section 3 hereof.

The following terms shall apply to this Note:

1.         DEFINITIONS.

“Applicable Interest Rate” means an annual rate equal to twelve percent (12%), computed on the basis of a 365-day year and calculated using the actual number of days elapsed since the Issue Date or the date on which Interest was most recently paid.

“Common Stock” means the common stock of the Company.

“Conversion Date” means the date the Holder effects a Conversion.

“Issue Date” means the date first written above.

“Maturity Date” has the meaning set forth in the preamble of this Note.

2.         INTEREST.

(a)        Interest Rate.  This Note shall bear interest on the unpaid principal amount hereof (“Interest”) at a rate per annum equal to the Applicable Interest Rate.

(b)        Interest Payments.  The Company shall pay accrued and unpaid Interest (unless this Note is converted pursuant to the terms hereof) (i) on the Maturity Date and (ii) on any date on which the entire principal amount of this Note is paid in full (whether through conversion or otherwise). The Company shall pay Interest in cash by wire transfer of immediately available funds.

3.         CONVERSION.

(a)        Conversion into Common Stock.  The Holder may, at its sole option, by written notice, at any time, and from time to time, from and after February 2, 2012, and through and including the Maturity Date, convert all or any part of the entire unpaid principal amount of this Note, together with any Interest accrued but unpaid thereon, into shares of Common Stock (a “Conversion”). Upon a Conversion, the Holder shall be entitled to receive, and shall be issued, the number of shares of Common Stock (the “Conversion Securities”) equal to the amount converted multiplied by a price per share equal to CAD $0.60 per share of Common Stock.

(b)        Conversion Mechanics.  The Holder shall not be required to physically surrender this Note to the Company in order to effect any Conversion. Upon a Conversion, the Holder shall be deemed to be the holder of record of the Conversion Securities upon the Conversion Date.  As soon as practicable after the Conversion Date, the Company shall, at its expense, issue and deliver to Holder one or more certificates (bearing such legends as are required by applicable provincial, state and federal securities laws in the opinion of counsel to the Company) for the applicable Conversion Securities, registered in the name of Holder, free of any and all liens, encumbrances or other impediments to clear title. No fractional Conversion Securities shall be issued upon conversion of this Note, and any fractional Conversion Securities to which the Holder would otherwise be entitled shall be rounded up to the nearest whole Conversion Security and issued to the Holder along with the other Conversion Securities. Upon the Conversion or payment, as applicable, of all amounts due Holder in accordance with this terms of this Note, this Note shall be cancelled and no further amounts shall be due hereunder.

4.         EVENTS OF DEFAULT.  Upon the occurrence of any of the following events (each, an “Event of Default”):

(a)        the Company or any of its subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (vi) take corporate action for the purpose of effecting any of the foregoing;

(b)        an order, judgment or decree shall be entered, without the application, approval or consent of the Company or any of its subsidiaries, by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or any of its subsidiaries, or appointing a receiver, trustee or liquidator of the Company or any of its subsidiaries, or of all or a substantial part of its assets, and such order, judgment or decree shall not be dismissed within thirty (30) consecutive days thereof;

(c)        the Company or any of its subsidiaries shall fail to pay as and when due any principal or Interest hereunder;

(d)        the Company breaches any condition or obligation under this Note, or any other material agreement to which Company is a party, and such breach continues uncured for thirty (30) days after receipt of notice thereof; or

(e)        the Company  or any of its subsidiaries shall cease, substantially curtail, or substantially reduce its business operations;

then, and in every such event and at any time thereafter, the Holder, at its election, and without presentment, demand, notice of any kind, all of which are expressly waived by the Company, may (i) declare the entire outstanding balance of principal and Interest thereon immediately due and payable, together with all costs of collection, including attorneys’ fees, and (ii) whether or not the actions referred to in (i) above have been taken, exercise any or all of the Holder’s other rights and remedies available to the Holder under applicable law.

5.         HOLDER COSTS.  The Company agrees to promptly pay, on demand, all of the losses, costs, and expenses (including, without limitation, attorneys’ fees and disbursements) which the Holder incurs in connection with enforcement of this Note, or the protection or preservation of the Holder’s rights under this Note, whether by judicial proceeding or otherwise.  Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.

6.         PREPAYMENT.  This Note may be prepaid by the Company at any time prior to issuance of a notice of conversion by Holder.

7.         COMPANY WAIVERS.  The Company hereby waives diligence, demand, presentment, protest or notice of any kind. The Company agrees to make all payments under this Note without setoff or deduction and regardless of any counterclaim or defense.

8.         SECURITY.

(a)        Security Interest.  As security for the due and prompt payment and performance of all payment obligations under this Note and any modifications, replacements and extensions hereof (collectively, “Secured Obligations”), the Company hereby pledges and grants a first priority security interest to the Holder, in all assets of the Company, including those assets of the Company’s wholly-owned subsidiary, Coronus Energy Corp., whether now owned or hereafter acquired, including without limitation all intellectual property (collectively, the “Collateral”).

(b)        Default.  Following an Event of Default, the Company shall deliver the Collateral, including original certificates or other instruments representing any Collateral, to the Holder to hold as secured party, and the Company shall, if requested by the Holder, execute a securities account control agreement.

(c)        Powers of the Holder.  The Company hereby appoints the Holder as Company’s true and lawful attorney-in-fact to perform any and all of the following acts, which power is coupled with an interest, is irrevocable until the Secured Obligations are paid and performed in full, and may be exercised from time to time by the Holder in its discretion: To take any action and to execute any instrument which the Holder may deem reasonably necessary or desirable to accomplish the purposes of this Section 8(c) and, more broadly, this Note including, without limitation: (i) during the continuance of any Event of Default hereunder, to receive, endorse and collect all instruments or other forms of payment made payable to the Company representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Note, (ii) to perform or cause the performance of any obligation of the Company hereunder in the Company’s name or otherwise, (iii) during the continuance of any Event of Default hereunder, to liquidate any Collateral pledged to the Holder hereunder and to apply proceeds thereof to the payment of the Secured Obligations or to place such proceeds into a cash collateral account or to transfer the Collateral into the name of the Holder, all at the Holder’s sole discretion, (iv) to enter into any extension, reorganization or other agreement relating to or affecting the Collateral, and, in connection therewith, to deposit or surrender control of the Collateral, (v) to accept other property in exchange for the Collateral, (vi) to make any compromise or settlement the Holder deems desirable or proper, and (vii) to execute on the Company’s behalf and in the Company’s name any documents required in order to give the Holder a continuing first lien upon the Collateral or any part thereof.

(d)        Full Recourse Note.  This is a full recourse Note. Accordingly, notwithstanding that the Company’s obligations under this Note are secured by the Collateral, in the event of a material default hereunder, the Holder shall have full recourse to all the other assets of Company. Moreover, the Holder shall not be required to proceed against or exhaust any Collateral, or to pursue any Collateral in any particular order, before the Holder pursues any other remedies against Company or against any of Company’s assets.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on the date first above written.

CORONUS SOLAR INC.

By:	JEFF THACHUK
Jeff Thachuk, President